CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-181461 on Form S-8 of our report dated March 27, 2014, relating to the financial statements appearing in this Annual Report on Form 11-K of the NiSource Inc. Employee Stock Purchase Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 27, 2014